UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 31, 2014

Horsehead Holding Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33658	20-0447377
(Commission File Number)	(IRS Employer Identification No.)

4955 Steubenville Pike Suite 405, Pittsburgh, Pennsylvania	15205
(Address of Principal Executive Offices)	(Zip Code)

(724) 774-1020
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

First Amendment to Revolving Credit and Security Agreement

On March 31, 2014, the Company entered into the First Amendment to the Credit Agreement (the “First Amendment”), by and between The International Metal Reclamation Company, Inc. (“INMETCO”) and Wells Fargo Bank, N.A. (“Wells Fargo”).  INMETCO, as borrower and Wells Fargo, as lender, originally entered into the Credit Agreement on June 24, 2013.

The First Amendment amended certain provisions of the Credit Agreement including the increase of the maximum advances allowed under the Credit Agreement from $15.0 million to $20.0 million.  The First Amendment has an effective date of March 31, 2014.

The description of the First Amendment contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the First Amendment filed as Exhibit 10.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on April 2, 2014.

HORSEHEAD HOLDING CORP.

/s/ Robert D. Scherich
By: Robert D. Scherich
Its: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to the Credit Agreement, dated as of March 31, 2014, by and between The International Metals Reclamation Company, Inc. and Wells Fargo Bank, N.A.